UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2020

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2020, Agilent Technologies, Inc. (the “Company”) closed the previously announced sale of $500 million in aggregate principal amount of its 2.100% Senior Notes due 2030 (the “Notes”) in an underwritten public offering (the “Offering”). The Notes were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233593) filed with the Securities and Exchange Commission on September 3, 2019, as supplemented by the prospectus supplement, dated June 1, 2020.

The Notes were issued pursuant to the Indenture, dated as of September 16, 2019 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the Second Supplemental Indenture, dated as of June 4, 2020, between the Company and the Trustee (the “Supplemental Indenture”) with the following principal terms.

The Notes were issued at a price to the public of 99.812% of their principal amount. The Notes will mature on June 4, 2030 and bear interest at a fixed rate of 2.100% per annum, payable semi-annually in arrears on June 4 and December 4 of each year, commencing on December 4, 2020. The Notes are unsecured and will rank equally in right of payment with all of the Company’s other senior unsecured indebtedness.

The Notes are redeemable, in whole or in part at any time prior to March 4, 2030, at the Company’s option, at a redemption price equal to the sum of: (a) 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Notes up to, but not including, the redemption date, and (b) the Make-Whole Amount (as defined in the Supplemental Indenture). If the Notes are redeemed on or after March 4, 2030, the redemption price will equal 100% of the aggregate principal amount of the Notes to be redeemed on the redemption date, plus accrued and unpaid interest on such Notes up to, but not including, the redemption date. In addition, upon the occurrence of a Change of Control Repurchase Event (as defined in the Supplemental Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur liens, enter into sale and lease-back transactions and consolidate, merger or sell assets, subject to certain exceptions.

The Notes are subject to customary events of default, including: (a) the Company’s failure to pay principal or premium, if any, on the Notes when due at maturity, upon redemption or otherwise; (b) the Company’s failure to pay interest for 30 days after the interest becomes due and payable; (c) the Company’s failure to repurchase Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event; (d) the Company’s failure to perform, or its breach of, any other covenant, warranty or agreement in the Indenture for 90 days after either the Trustee or holders of at least 25% in principal amount of the outstanding Notes have given the Company notice of the default in the manner required by the Indenture; (e) specified events involving the Company’s bankruptcy, insolvency or reorganization; and (f) (1) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of the Company (other than indebtedness of the Company owing to any of its subsidiaries) outstanding in an amount in excess of $100 million and continuance of this failure to pay or (2) a default on any indebtedness of the Company (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million without such indebtedness having been discharged or the failure, default or acceleration having been cured, waived, rescinded or annulled, in the case of clauses (f)(1) or (2) above.

The descriptions above are summaries and are qualified in their entirety by the Indenture, which was filed as Exhibit No. 4.1 to the Company’s Current Report on Form 8-K dated September 16, 2019, and the Supplemental Indenture and the form of Note, filed as Exhibits No. 4.1 and 4.2 hereto, respectively, and, in each case, incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of June 4, 2020, between the Company and U.S. Bank National Association

4.2	Form of Global Note for the Company’s 2.100% Senior Notes due 2030 (contained in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ P. Diana Chiu
Name:	P. Diana Chiu
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: June 4, 2020